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                  Exhibit 23.1 Consent of Stegman & Company


                           Stegman & Company

To:  Board of Directors of View Systems Inc.


     We hereby consent to the inclusion in amended Form SB-2 of our report dated May 22, 2000, related to the consolidated financial statements of View Systems, Inc. and Subsidiaries for the years ended December 31, 1999, and 1998.



                                        /s/ Stegman and Company


Baltimore, Maryland
June 5, 2000